PARTICIPATION AGREEMENT
among
LEGG MASON PARTNERS VARIABLE EQUITY TRUST,
LEGG MASON PARTNERS VARIABLE INCOME TRUST,
LEGG MASON INVESTOR SERVICES, LLC,
and
HORACE MANN LIFE INSURANCE COMPANY
THIS AGREEMENT, made and entered into this 1st day of May 2019 by and among Horace Mann Life Insurance Company, an Illinois corporation (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A hereto as may be amended from time to time (each such account hereinafter referred to as the "Account"), and Legg Mason Partners Variable Equity Trust, a Maryland Corporation and Legg Mason Partners Variable Income Trust, a Maryland Corporation (each a "Fund", collectively the "Funds"), and Legg Mason Investor Services, LLC, a Maryland limited liability company (the "Distributor").
WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as (i) the investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts (collectively, the "Contracts") to be offered by insurance companies that have entered into participation agreements with the Fund and the Distributor (each, a at the investment vehicle for certain qualified pension and retirement plans ("Qualified Plans") for which the shares of the Fund are either held by Participating Insurance Companies on behalf of the Qualified Plans through omnibus accounts or are held by Qualified Plans without any financial intermediary through direct accounts on the books of the Fund;
WHEREAS, the beneficial interests in the Fund are divided into several series of shares, (each designated a "Portfolio") and, in certain cases classes of shares, which represent the interest in a particular managed portfolio of securities and other assets;
WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (the "SEC"), granting the Participating Insurance Companies and variable annuity and variable insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a), and 15(b) of the Investment Company Act of 1940, (the "1940 Act" which for the purposes of this Agreement includes the rules and regulations thereunder, all as amended from time to time, as may apply to a Fund or any Portfolio or Class thereof, including pursuant to any exemptive, interpretive or other relief or guidance issued by the Commission or the staff of the Commission under such Act ) and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies (the "Mixed and Shared Funding Exemptive Order");
WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and its shares are registered under the Securities Act of 1933, as amended (the "1933 Act");
WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934 (the "Exchange Act") and any applicable state securities law;
WHEREAS, the Distributor is a distributor of shares of the Portfolios of the Fund;
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WHEREAS, the Company has registered or will register certain Contracts under the 1933 Act, or such Contracts are or will be exempt from registration thereunder;
WHEREAS, each Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of the Company to set aside and invest assets attributable to one or more Contracts;
WHEREAS, each Account is or will be registered as an investment company under the 1940 Act, or the Account is or will be exempt from registration under the 1940 Act;
WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intend to purchase shares in the Portfolios on behalf of each Account to fund certain of the aforesaid Contracts, and
NOW, THEREFORE, in consideration of their mutual promises the Company, the Fund and the Distributor agree as follows:
ARTICLE I.
Sale of Fund Shares
1.1 The Fund agrees to sell to the Company those shares of the Fund which each Account orders, executing such orders on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the order for Fund shares. For purposes of this Section 1.1, the Company shall be the designee of the Fund for receipt of such orders from each Account and receipt by such designee shall constitute receipt by the Fund, provided that: (i) the orders are received by the Company (or their designee) in good order prior to the time the net asset value of each Portfolio is priced in accordance with its Prospectus1 (generally at the close of regular trading on the New York Stock Exchange (the "NYSE") at 4:00 p.m. Eastern Time), and (ii) the Fund receives notice of such order by 10:00 a.m. Eastern Time on the next following "Business Day." "Business Day" shall mean any day on which the NYSE is open for regular trading and on which the Fund calculates its net asset value pursuant to the rules of the SEC.
[1]	The term "Prospectus" as used herein, refers to the prospectus and related statement of additional information (the "Statement of Additional Information") incorporated therein by reference (each as amended or supplemented) on file with the SEC at the time in question.
1.2 The Fund agrees to make its shares available indefinitely for purchase at the applicable net asset value per share by the Company and its Accounts on those days on which the Fund calculates its net asset value pursuant to rules of the SEC and the Fund shall use its best efforts to calculate such net asset value on each day which the NYSE is open for trading. Notwithstanding the foregoing, the Board of Trustees of the Fund (the "Board") may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of shares of any Portfolio if such action is required by law or by any regulatory authority having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interest of the shareholders of such Portfolio.
1.3 The Fund and the Distributor agree that shares of the Fund will be sold only to Participating Insurance Companies and their separate accounts and, in accordance with the terms of the Mixed and Shared Funding Exemptive Order, certain Qualified Plans. No shares of any Portfolio will be sold to the general public.

1.4 The Fund will not sell Fund shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, Ill, V, VI and Section 2.5 of Article 11 of this Agreement is in effect to govern such sales.
1.5 The Fund agrees to redeem for cash, on the Company's request, any full or fractional shares of the Fund held by the Company, executing such requests on a daily basis at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Fund for receipt of requests for redemption from the Account and receipt by such designee shall constitute receipt by the Fund, provided that: (i) the orders are received by the Company (or its designee) in good order prior to the time the net asset value of each Portfolio is priced in accordance with its Prospectus (generally at the close of regular trading on the NYSE at 4:00 p.m. Eastern Time), and (ii) provided that the Fund receives notice of such request for redemption by 10:00 a_m_ Eastern Time on the next following "Business Day." The Fund may impose redemption fees, as described in the Prospectus.
1.6 The Company agrees to purchase and redeem the shares of each Portfolio offered by the then current Prospectus of the Fund and in accordance with the provisions of such Prospectus. The Company agrees that all net amounts available under the Contracts which are listed on Schedule A attached hereto and incorporated herein by this reference, as such Schedule A may be amended from time to time hereafter by mutual written agreement of all the parties hereto, shall be invested in the Fund, in such other Funds selected by the Company or in the Company's general account. The Company agrees to comply with the terms of the Rule 12b-1 Plan described in Section 2.8 hereof. The Company agrees to comply with the provisions of Rule 22c-2 under the 1940 Act as applicable to the Fund (including reporting procedures adopted to comply with the Rule).
1.7 The Company shall pay for Fund shares on the next "Business Day" after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire. For purpose of Sections 2.10 and 2.11, upon receipt by the Fund of the federal funds so wired, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Fund.
1.8 Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to the Company or any Account. Shares ordered from the Fund will be recorded in an appropriate title for each Account or the appropriate subaccount of each Account.
1.9 The Fund shall furnish same day notice by wire, telephone (followed by written confirmation), electronic media or fax to the Company of any income, dividends or capital gain distributions payable on the Fund's shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on Portfolio shares in additional shares of the applicable Portfolio. The Company reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify the Company of the number of shares so issued as payment of such dividends and distributions.
1.10 The Fund shall provide (electronically or by fax) the closing net asset value per share for each Portfolio to the Company on a daily basis as soon as reasonably practical after the closing net asset value per share is calculated (normally 6:30 p.m. Eastern Time) and shall use its best efforts to make such net asset value per share available by 7:00 p.m. Eastern Time. In the event that the Fund is unable to meet the 7:00 p.m. time stated immediately above, then the Fund shall immediately notify the Company and provide the Company with additional time to notify the Fund of purchase or redemption orders pursuant to Sections 1.1 and 1.5, respectively, above. Such additional time shall be equal to the additional time that the Fund takes to make the closing net asset values available to the Company. If the Fund provides the Company with the incorrect closing share net asset value information, the Company, on behalf of the Account, shall be entitled to a prompt adjustment to the number of shares purchased or redeemed to reflect the correct share net asset value, and the Fund or the Distributor shall bear the cost of correcting such errors. Upon a final determination that there has been an error in the calculation of the closing net asset value, dividend or capital gain, the Fund shall promptly report such error to the Company.
1.11 The Fund shall, upon request of the Company, provide a manual daily confirmation of trade activity from the previous "Business Day." Such confirmation shall include the dollar amount of purchases or redemptions submitted by the Company for each Portfolio, price per share of each Portfolio, and the corresponding total share amount of such purchase or redemption, and shall be transmitted to the Company on the Business Day following the request.
1.12 The Fund shall, upon request of the Company, provide on a monthly basis, a screen printed report of the monthly trade activity for the Account which shall be transmitted to the Company on the "Business Day" following the request.
ARTICLE II.
Representations and Warranties
2.1 The Company represents and warrants that the Contracts are or will be registered under the 1933 Act, unless exempt from such registration, and that the Contracts will be issued and sold in compliance in all material respects with all applicable Federal and State laws and regulations. The Company shall amend the registration statements for its Contracts under the 1933 Act and 1940 Act from time to time as required to effect the continuous offering of its Contracts. The Company represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established each Account prior to any issuance or sale thereof as a segregated asset account under their domiciliary state insurance laws and has registered or, prior to any issuance or sale of the Contracts, will register each Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts, unless exempt from such registration. The Company represents and warrants that the Company and the Account are in compliance with Rule 38a-1 under the 1940 Act pursuant to the requirements of federal law or of any state insurance department. The Company represents and warrants that it has implemented controls designed to prevent, and will provide any reasonable assistance requested by the Fund related to the deterrence of, market timing and/or late trading of shares of the Fund. Further, the Company represents and warrants that:
(a) The Company has in place an anti-money laundering program ("AML program") that does now and will continue to comply with applicable laws and regulations, including the relevant provisions of the Bank Secrecy Act and the USA PATRIOT Act (Pub. L. No. 107-56 (2001)), as they may be amended, and the regulations issued thereunder by duly vested regulatory authority and the Rules of Conduct of the Financial Industry Regulatory Authority ("FINRA") ("Anti-Money Laundering Law and Regulation").

(b) The Company has, after undertaking reasonable inquiry, no information or knowledge that (i) any Contract owners of all separate accounts investing in the Fund, or (ii) any person or entity controlling, controlled by or under common control with such Contract owners is an individual or entity or in a country or territory that is on an Office of Foreign Assets Control ("OFAC") list or similar list of sanctioned or prohibited persons maintained by a U.S. governmental or regulatory body.
(c) The Company has in place policies, procedures and internal controls reasonably designed (i) to verify the identity of Contract owners, and (ii) to identify those Contract owners' sources of funds, and has no reason to believe that any of the invested funds were derived from illegal activities. The Company agrees to provide any information about itself (including the Company's beneficial ownership) that may be requested by Distributor to fulfill Distributor's know-your-customer and customer identification obligations.
(d) The Company will provide the Fund or the Distributor (or their respective service providers) upon reasonable request any information regarding specific accounts that may be reasonably necessary for the Fund and its service providers to fulfill their responsibilities relating to their anti-money laundering programs or any other information reasonably requested by the Fund or the Distributor (or their respective service providers) to assist with compliance with the Anti-Money Laundering Law and Regulation, as may be permitted by law or regulation.
(e) The Company will promptly notify the Fund and the Distributor should the Company become aware of any change in the above representations and warranties to the extent that the change relates to the relationship between the Company and the Fund and/or Distributor. In addition, the Fund and the Distributor hereby provide notice to the Company that the Fund and/or the Distributor reserve the right to make inquires of and request additional information from the Company regarding its AML program.
(f) That the Company understands the requirements of all applicable laws, rules or regulations relating to bribery and corruption both in the Company's home jurisdiction and in any other jurisdictions which may have a connection to the services performed by the Company in connection with this Agreement. The Company further represents and warrants that it will fully and faithfully comply with all requirements of such laws, rules or regulations in connection with all activities under or in any way connected with this Agreement and such requirements that the Fund or the Distributor may notify to Company.
2.2 The Fund represents and warrants that Fund shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with the laws of the State of Maryland, as applicable, and all applicable federal and state securities laws. Further, the Fund represents and warrants that the Fund is in compliance with Rule 38a-1 under the 1940 Act. The Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Fund or the Distributor. The Fund shall provide to the Company upon request a list of the various jurisdictions in which the Portfolios are registered.
2.3 The Fund represents that it is currently qualified as a Regulated Investment Company under Subchapter M of the Internal Revenue Code of 1986, as amended, (the "Code") and that it will make every effort to maintain such qualification (under Subchapter M or any successor• or similar provision) and that it will notify the Company immediately upon having a reasonable basis for believing that it has ceased to so qualify or that it might not so qualify in the future. The parties acknowledge that compliance with Subchapter M is an essential element of compliance with Section 817(h) of the Code.
2.4 The Company represents that the Contracts are currently treated as endowment, annuity or life insurance contracts, under applicable provisions of the Code and that it will make every effort to maintain such treatment and that it will notify the Funds and the Distributor immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future.
2.5 The Company represents that the Company does not make the Fund available as an investment vehicle for any clients of the Company other than through Contracts.
2.6 The Fund represents and warrants that it has adopted, or has caused to be adopted, written procedures under which (i) financial intermediaries may only make the Fund available to its Qualified Plan clients if any such financial intermediary is a Participating Insurance Company, (ii) if any such Participating Insurance Company requests that the Fund he made available as an investment vehicle for its Qualified Plan clients (other than through Contracts), such Participating Insurance Company will be required to represent in writing that it has adopted Procedures for Qualified Plan Clients, and (iii) shares of the Fund may only be held by Qualified Plans without a financial intermediary through direct accounts on the books of the Fund if the Fund has adopted Procedures for Qualified Plans.
2.7 The Funds represent and warrants that each Fund:
(i)     qualifies as a look-through entity within the meaning of Treas.Reg. section 1.817-5(f), and
(ii)     shall at all times invest money from the Contracts and conduct its operations to ensure that:
(a) the assets of the Fund are diversified within the meaning of Treas. Reg. section 1.817-5(b), (b) the Contracts shall be treated as variable contracts under the Code and the regulations issued thereunder, and(c) no Contract owner shall be treated as the owner of the assets of an Account solely due to purchase of shares of a Fund by an Account.
The Funds will notify the Company immediately upon having a reasonable basis for believing that a Fund is in breach of the foregoing representation and warranty or that a Fund might be in breach in the future. In addition, the Fund will immediately take all steps necessary to cure any breach to achieve compliance with the foregoing representations and warranties.
2.8 The Fund has adopted a Rule 12b-1 Plan under which it makes payments to finance administrative, service, and distribution expenses with respect to certain Portfolios. The Fund represents and warrants that its Board, a majority of whom are not interested persons of the Fund, has approved such Rule 12b-1 Plan to finance administrative, service, and distribution expenses of the Fund's Portfolios that are subject to a 12b-1 fee, and that any changes to the Fund's Rule 12b-1 Plan will be approved, in accordance with Rule I 2b-1 under the 1940 Act.
2.9 If Distributor's payments to Company under Section 2.8 hereof in whole or in part are financed by a Fund in accordance with a Fund's plan of distribution adopted pursuant to Rule 12b-1 under the 1940 Act, then in the event of the termination, cancellation or modification of such 12b-1 plan by a Fund's board of directors or trustees or shareholders, Company agrees upon notification at the Distributor's option to waive its right to receive such compensation pursuant to Section 2.8 hereof until such time, if ever, as Distributor receives payment.
2.10 The Fund makes no representation as to whether any aspect of its operations (including, but not limited to, fees, expenses and investment policies) complies with the insurance laws or regulations of various states except that the Fund represents that the Fund's investment policies, fees and expenses are and shall at all times remain in compliance with the laws of its state of domicile, and the Fund represents that its respective operations are and shall at all times remain in material compliance with the laws of its state of domicile, to the extent required to perform this Agreement.
2.11 The Distributor represents and warrants that the Distributor is and shall remain duly registered in all material respects under all applicable federal and state laws and regulations and that the Distributor shall perform its obligations for the Fund in compliance in all material respects with the laws of the State of Maryland, and any applicable state and federal laws and regulations.
2.12 The Fund represents and warrants that its trustees, officers, employees, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage as required currently by Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.13 The Company represents and warrants that all of its directors, officers, employees, investment advisers, and other individuals/entities dealing with the money and/or securities of the Fund are and shall continue to be at all times covered by a blanket fidelity bond or similar coverage for the benefit of the Fund, in an amount not less than the minimal coverage as required currently by entities subject to the requirements of Rule 17g-1 of the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.
2.14 Each party to this Agreement will maintain all records required by law, including records detailing the services it provides. Such records will be preserved, maintained and made available to the extent required by law and in accordance with the 1940 Act and the rules thereunder. Upon request by the Fund or the Distributor, the Company agrees promptly to make copies or, if required, originals of all records pertaining to the performance of services under this Agreement available to the Fund or the Distributor, as the case may be. The Fund agrees that the Company will have the right to inspect, audit and copy all records pertaining to the performance of services under this Agreement pursuant to the requirements of any state insurance department. Each party also agrees promptly to notify the other parties if it experiences any difficulty in maintaining the records in an accurate and complete manner. This provision shall survive termination of the Agreement.
ARTICLE III.
Prospectuses and Proxy Statements; Voting
3.1 The Distributor shall provide the Company (at the Company's expense) with as many copies of the Fund's current Prospectus as the Company may reasonably request. If requested by the Company in lieu thereof, the Fund shall provide such documentation (including a final copy of the new Prospectus as set in type at the Fund's expense—in lieu thereof, such final copy may be provided, if requested by the Company, electronically or through camera ready film) and other assistance as is reasonably necessary in order for the Company once each year (or more frequently, if the Prospectus for the Fund is amended) to have the prospectus for each Contract and the Fund's Prospectus printed together in one document (such printing to be at the Company's expense).
3.2 The Fund's Prospectus shall state that the Statement of Additional Information for the Fund is available from the Distributor (or in the Fund's discretion, the Prospectus shall state that such Statement is available from the Fund), and the Distributor (or the Fund), at its expense, shall print and provide such Statement free of charge to the Company and to any owner of a Contract or prospective owner who requests such Statement.
3.3 The Fund, at its expense, shall provide the Company with copies of its proxy material, reports to shareholders, and other communications to shareholders in such quantity as the Company shall reasonably require for distributing to Contract owners.
3.4 if and to the extent required by the 1940 Act or other applicable law the Company shall:
(a)	solicit voting instructions from Contract owners;
(b)	vote Fund shares in accordance with instructions received from Contract owners; and
(c)	vote Fund shares for which no instructions have been received in the same proportion as Fund shares of such Portfolio for which instructions have been received. The Company reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law. Each Participating Insurance Company shall be responsible for assuring that each of its separate accounts participating in the Fund calculates voting privileges in a manner consistent with this Section.
3.5 The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders. ARTICLE IV.
ARTICLE IV.
Sales Material and Information
4.1 The Company shall furnish, or shall cause to be furnished, to the Fund or its designee, each piece of sales literature or other promotional material in which the Fund or its investment adviser or any of its underwriters is named, at least fifteen (15) "Business Days" prior to its use. No such material shall be used if the Fund or its designee objects to such use within fifteen (15) "Business Days" after receipt of such material.
4.2 The Company shall not give any information or make any representations or statements on behalf of the Fund or concerning the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement or Prospectus for the Fund shares, as such registration statement and Prospectus may be amended or supplemented from time to time, or in reports or proxy statements for the Fund, or in sales literature or other promotional material approved by the Fund or the Distributor or the designee of either, except with the permission of the Fund or the Distributor or the designee of either.

4.3 The Fund and the Distributor, or the designee of either shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or its Account(s), is named at least fifteen (15) "Business Days" prior to its use. No such material shall be used if the Company or its designee objects to such use within fifteen (15) "Business Days" after receipt of such material.
4.4 The Fund and the Distributor shall not give any information or make any representations on behalf of the Company or concerning the Company, an Account, or the Contracts other than the information or representations contained in a registration statement or prospectus for the Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in published reports for each Account which are in the public domain or approved by the Company for distribution to Contract owners, or in sales literature or other promotional material approved by the Company or its designee, except with the permission of the Company.
4.5 Upon request, the Fund will provide to the Company at least one complete copy of all registration statements, Prospectuses, Statements of Additional Information, reports, proxy statements, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Fund or its shares.
4.6 Upon request, the Company will provide to the Fund at least one complete copy of all registration statements, prospectuses, Statements of Additional Information, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no action letters, and all amendments to any of the above, that relate to the Contracts or the Account.
4.7 For purposes of this Article IV, the phrase "sales literature or other promotional material" includes, but is not limited to, advertisements (such as materials published, or designed for use, in a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media), sales literature, (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and registration statements, prospectuses, statements of additional information, shareholder reports, and proxy materials and any other material constituting sales literature or advertising under the FINRA rules, the 1940 Act, the 1933 Act, or rules thereunder.
ARTICLE V.
Fees and Expenses
5.1 All expenses incident to performance by the Fund under this Agreement shall be paid by the Fund. The Fund shall see to it that all its shares are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent deemed advisable by the Fund, in accordance with applicable state laws prior to their sale. The Fund shall bear the expenses for the cost of registration and qualification of the Fund's shares, preparation and filing of the Fund's Prospectus and registration statement, proxy material, information statements and reports, setting the Fund's Prospectus for printing, setting in type and printing the proxy material, information statements and reports to shareholders, and the preparation of all statements and notices required by any federal or state law. The Fund shall bear the cost of printing and distributing the Fund's Prospectus, periodic reports to shareholders, proxy materials and other shareholder communications to existing Contract owners. Alternatively, the Company may print the Fund's prospectus and/or its Statement of Additional Information in combination with other fund companies' prospectuses and statement of additional information. If the Company chooses to receive camera-ready film in lieu of receiving printed copies of the Fund's prospectus, the Fund will reimburse the Company in an amount equal to the product of A and 13 where A is the number of such prospectuses distributed to the owners of the Contracts, and B is the Fund's per unit cost of typset in and printing the Fund's prospectus. The Company shall see to it that each of the Contracts and the Accounts are registered and are authorized for issuance in accordance with applicable federal law. The Company shall bear the expenses for the cost of registration and qualification of the Contracts and the Accounts, preparation and filing of the applicable prospectus and registration statements, setting each Contract prospectus for printing, and the preparation of all statements and notices required by any federal or state law. In addition, the Company shall bear the cost of printing and distributing the Fund's Prospectus to be delivered to prospective Contract owners.
5.2 Except as otherwise provided in Section 5.1, the Company shall bear the expenses of printing and distributing the Fund's Prospectus to owners of Contracts issued by the Company and of distributing the Fund's proxy materials and reports to such Contract owners.
ARTICLE VI.
Potential Conflicts
6.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict among the interests of the Contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract owners and variable life insurance contract owners; or (0 a decision by an insurer to disregard the voting instructions of Contract owners. The Board shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.
6.2 The Company will report any potential or existing conflicts of which it is aware to the Board. The Company will assist the Board in responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by the Company to inform the Board whenever Contract owners' voting instructions are disregarded.
6.3 If it is determined by a majority of the Board, or a majority of its disinterested trustees, that a material irreconcilable conflict exists, the Company and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group, (i.e., annuity Contract owners, life insurance Contract owners, or Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.
6.4 if a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owners' voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Fund's election, to withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six-month period the Fund and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Fund shares.
6.5 If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Fund and terminate this Agreement with respect to such Account within six (6) months after the Board informs the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six-month period, the Fund and the Distributor shall continue to accept and implement orders by the Company for the purchase (and redemption) of Fund shares.
6.6 For purposes of Sections 6.3 through 6.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. The Company shall not be required by Section 6.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination, provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested members of the Board.
6.7 If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Company, as appropriate, shall take such steps as may be necessary to mtriply with Rules 6e-2 and 6e-3(T) as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VII.
Indemnification
7.1 Indemnification by the Company
(a) The Company agrees to indemnify and hold harmless the Fund and the Distributor and each of its directors, trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.1) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Company, which consent will not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)	arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Contracts or contained in the Contracts or sales literature for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with the information furnished to the Company by or on behalf of the Fund or the Distributor for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Fund shares; or
(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, Prospectus or sales literature of the Fund not supplied by the Company, or persons under their control) or wrongful conduct of the Company or persons under their control, with respect to the sale or distribution of the Contracts or Fund Shares; or
(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, Prospectus, or sales literature of the Fund or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such a statement or omission was made in reliance upon information furnished to the Fund by or on behalf of the Company; or
(iv)	arise as a result of any failure by the Company to provide the services and furnish the materials under the terms of this Agreement; or
(v)	arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company, as limited by and in accordance with the provisions of Sections 7.1(b) and 7.1(c) hereof.

(b) The Company shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to the Fund, whichever is applicable.
(c) The Company shall not be liable under this indemnification provision with respect to any claim made—against an Indemnified Party unless such Indemnified Party shall have notified the Company in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Company of any such claim shall not relieve the Company from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Company shall be entitled to participate, at its own expense, in the defense of such action. The Company also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Company to such party of the Company's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Company will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
(d) The Indemnified Parties will promptly notify the Company of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operations of the Fund.
7.2 Indemnification by the Fund and the Distributor
(a) The Fund and the Distributor agree to indemnify and hold harmless the Company and its directors, employees and officers and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 7.2) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the Fund, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:
(i)	arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or Prospectus or sales literature of the Fund (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to the Distributor or Fund by or on behalf of the Company for use in the registration statement or Prospectus for the Fund or in sales literature (or any amendment or supplement) or otherwise.for use in connection with the sale of the Contracts or Fund shares; or

(ii)	arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature for the Contracts not supplied by the Distributor or Fund or persons under its control) or wrongful conduct of the Fund or the Distributor or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or
(iii)	arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus or sales literature covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Fund; or
(iv)	arise as a result of any failure by the Fund or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article II of this Agreement); or
(v)	arise out of or result from any material breach of any representation and/or warranty made by the Fund or the Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund or the Distributor; as limited by and in accordance with the provisions of Sections 7.2(b) and 7.2(c) hereof.
(b) The Fund or the Distributor shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to the Company or Account, whichever is applicable.
(c) The Fund and the Distributor shall not be liable under this indemnification provision with respect to any claim made against an indemnified Party unless such Indemnified Party shall have notified the Fund and the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund and the Distributor of any such claim shall not relieve the Fund and the Distributor from any liability which they may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision. In case any such action is brought against the Indemnified Parties, the Fund and the Distributor will be entitled to participate, at their own expense, in the defense thereof. The Fund and the Distributor also shall be entitled to assume the defense thereof with counsel satisfactory to the party named in the action. After notice from the Fund and the Distributor to such party of the Fund's and the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

(d) The Company agrees promptly to notify the Fund and the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.
ARTICLE VIII.
Applicable Law
8.1 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of New York,
8.2 This Agreement shall be subject to the provisions of the federal securities laws, and the rules, regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.
ARTICLE IX.
Termination
9.1 This Agreement shall terminate:
(a) at the option of any party upon six months advance written notice to the other parties unless otherwise agreed in a separate written agreement among the parties; or
(b) at the option of the Company if shares of the Portfolios delineated in Schedule B are not reasonably available to meet the requirements of the Contracts as determined by the Company; or
(c) at the option of the Fund upon institution of formal proceedings against the Company by the FINRA, the SEC, the insurance commission of any state or any other regulatory body regarding the Company's duties under this Agreement that would have a material adverse impact on the sale of the Contracts, the administration of the Contracts, the operation of an Account, or the purchase of Fund shares; or
(d) at the option of the Company upon institution of formal proceedings against the Fund by the FINRA, the SEC, or any state securities or insurance department or any other regulatory body that would have a material adverse impact on the Fund; or
(e) at the option of the Company upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Account (or any subaccount) to substitute the shares of another investment company for the corresponding Portfolio shares of the Fund in accordance with the terms of the Contracts for which those Portfolio shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Fund of the date of any proposed vote or other action taken to replace the Fund's shares; or
(f) at the option of the Company or the Fund upon a determination by a majority of the Fund Board, or a majority of the disinterested Fund Board members, that an irreconcilable material conflict exists among the interests of (i) all Contract owners of Contracts of all separate accounts, or (ii) the interests of the Participating Insurance Company investing in the Fund as delineated in Article VI of this Agreement; or

(g) at the option of the Company if the Fund ceases to qualify as a Regulated Investment Company under Subchapter M of the Code, or under any successor or similar provision, or if the Company reasonably believes that the Fund may fail to so qualify; or
(h) at the option of the Company if the Fund fails to meet the diversification requirements specified in Article II hereof or the Company has a reasonable expectation that the Fund will fail to meet these diversification requirements in the future; or
(i) at the option of any party to this Agreement, upon another party's material breach of any provision of this Agreement; or
(j) at the option of the Company, if the Company determines in its sole judgment exercised in good faith, that either the Fund or the Distributor has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Company; or
(k) at the option of the Fund or the Distributor, if the Fund or the Distributor respectively, shall determine in its sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations or financial condition since the date of this Agreement or is the subject of material adverse publicity which is likely to have a material adverse impact upon the business and operations of the Fund or the Distributor, or
(1) at the option of the Fund in the event any of the Contracts are not issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice.
9.2 Notice Requirement
(a) In the event that any termination of this Agreement is based upon the provisions of Article VI, such prior written notice shall be given in advance of the effective date of termination as required by such provisions.
(b) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(b) (d) or 9.1(g) - (1), prompt written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating the Agreement to the non-terminating parties, with said termination to be effective upon receipt of such notice by the non-terminating parties.
(c) In the event that any termination of this Agreement is based upon the provisions of Sections 9.1(i) or 9.1(k), prior written notice of the election to terminate this Agreement for cause shall be furnished by the party terminating this Agreement to the non-terminating parties. Such prior written notice shall be given by the party terminating this Agreement to the non-terminating parties at least thirty (30) days before the effective date of termination.
9.3 No Reason Required for Termination. It is understood and agreed that the right to terminate this Agreement pursuant to Section 9.1(a) may be exercised for any reason or for no reason.

9.4     Effect of Termination
(a) Notwithstanding any termination pursuant to Section 9.1 of this Agreement, the Fund may, at its option, or in the event of termination of this Agreement by the Fund or the Distributor pursuant to Section 9.1 (a) of this Agreement, the Company may require the Fund and the Distributor to continue to make available additional shares of the Fund for so long after the termination of this Agreement as the Fund or the Company, if the Company so requires, desires pursuant to the terms and conditions of this Agreement as provided in paragraph (b) below for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if the Fund so elects to make available additional shares of the Fund, the owners of the Existing Contracts shall be permitted to reallocate investments in the Fund, redeem investments in the Fund and/or invest in the Fund upon the making of additional purchase payments under the Existing Contracts, The parties agree that this Section 9.4 shall not apply to any terminations under Article VI and the effect of such Article VI terminations shall be governed by Article VI of this Agreement.
(b) In the event of a termination pursuant to Section 9.1 of this Agreement, the Fund shall promptly notify the Company whether the Fund will continue to make available shares of the Fund after such termination, except that, with respect to a termination by the Fund or the Distributor pursuant to Section 9.1 (a) of this Agreement, the Company shall promptly notify the Fund whether it wishes the Fund to continue to make available additional shares of the Fund. If shares of the Fund continue to be made available after such termination, the provisions of this Agreement shall remain in effect except for Section 9.1(a) and thereafter the Fund or the Company may terminate the Agreement, as so continued pursuant to this Section 9.4 upon written notice to the other party, such notice to be for a period that is reasonable under the circumstances.
(c) In the event of termination purusant to Section 9.1(1), or such laws preclude the use of such shares as the underlying investment medium for the Contracts issued or to be issued by the Company, and if through no fault of the Company, the need for substitution of Fund shares for the shares of another "registered investment company" arises out of this event, the expenses of obtaining such an order shall be reimbursed by the Fund. The Fund and the Distributor shall cooperate fully with the Company in connection with such application.
9.5 Surviving Provisions. Each party's obligations under Section 2.12 and Article VII will survive and will not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement also will survive and not be affected by any termination of this Agreement.
ARTICLE X.
Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.
If to the Fund:
Legg Mason Partners Variable Equity Trust
125 Broad Street—10th Floor
New York, NY 10004

Legg Mason Partners Variable Income Trust
125 Broad Street—10th Floor
New York, NY 10004
If to the Company:
Attn: General Counsel
Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715
If to the Distributor:
Legg Mason Investor Services, LLC
100 First Stamford Place—5th Floor
Stamford, CT 06902
Attn: Business Implementation
Email. Contracts-BusinessDevelopmentGroup@leggmason.com
ARTICLE XI.
Information Sharing.
The Distributor and the Company, confirm their Agreement for the sharing of transaction information relating to any and all of the fund families that may be offered by LMIS from time to time with respect the implementation and compliance with SEC Rule 22c-2 under the 1940 Act,	11.1
(a) The Company agrees to provide to the Distributor and/or its designee, upon written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN"), or other government issued identifier ("GII"), if known, of any or all clients of the Account. The Company also agrees to provide the number of shares, dollar value, date, name or other identifier (including broker identification number) of any investment professional(s) associated with the client(s) or Account (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer, or exchange of shares held through an account maintained by the Company during the period covered by the request. Requests must set forth a specific period, generally not to exceed 90 days from the date of the request, for which transaction information is sought. The Fund and/or its designee may request transaction information older than 90 days from the date of the request as it deems necessary to investigate compliance with policies established by the Fund for the purpose of eliminating or reducing any dilution of the value of the outstanding shares issued by the Fund.
(b) The Company agrees to transmit the requested information that is on its books and records to the Distributor and/or its designee promptly, but in any event not later than five (5) business days, or as otherwise agreed to by the parties, after receipt of a request. If the requested information is not on the Company's books and records, the Company agrees to (i) provide or arrange to provide to the Fund and/or its designee the requested information pertaining to shareholders who hold accounts with an indirect intermediary; or (ii) if directed by the Distributor, block further purchases of Shares from such indirect intermediary. In such instance, the Company agrees to inform the Distributor whether it plans to perform (i) or (ii). Responses required by this paragraph must be communicated in writing and in a format mutually agreed upon by the parties. To the extent practicable, the format for any transaction information provided to the distributor should be consistent with the NSCC Standardized Data Reporting Format. For purposes of this provision, an "indirect intermediary" has the same meaning as in SEC Rule 22c-2 under the 1940 Act.

(c) The Distributor agrees not to use the information received for marketing or any other similar purpose without the Company's prior written consent.
(d) The Company agrees to execute written instructions from the Distributor to restrict or prohibit further purchases (including shares acquired by exchanges) of shares by a client that has been identified by the Distributor as having engaged in transactions of the shares (directly or indirectly through the intermediary's account) that violates policies established by the Fund.
(e). Instructions must include the TIN, ITIN or GII if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions must include an equivalent identifying number of the client(s) or account(s) or other agreed upon information to which the instruction relates.
(f). The Company agrees to execute instruction as soon as practicable, but not later than five (5) business days, or as otherwise agreed to by the parties, after receipt of the instructions by the intermediary.
(g) The Company must provide written confirmation to the Distributor that instructions have been executed. The Company agrees to provide confirmation as soon as reasonably practicable, but not later than ten (10) business days after the instructions have been executed.
(h) The provisions of this Article 11 shall survive termination of this Agreement for at least 60 days after the termination date.
ARTICLE XII.
Miscellaneous
12.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
12.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
12.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
12.4 Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the FINRA and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
12.5 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
12.6 Each party will keep confidential any information acquired as a result of this Agreement regarding the business and affairs of the other parties to this Agreement and their affiliates.
12.7 Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names, address and TIN/SSN of owners of the Contracts, all transaction information and assets and all information reasonably identified as confidential writing by any other party hereto and, except as permitted by this Agreement in order to carry out the specified purposes specified herein, shall not disclose, disseminate or utilize such names and addresses and other confidential information until such time as it may come into public domain without express written consent of the affected party. In addition, each party shall adopt policies and procedures that address administrative, technical and physical safeguards for the protection of such customer records.
12.8 Each party will comply with all applicable laws and regulations aimed at preventing, detecting, and reporting money laundering and suspicious transactions. To the extent required by applicable regulation and generally accepted industry practices, each party shall take all necessary and appropriate steps to: (i) obtain, verify, and retain information with regard to contract owner identification, and (ii) maintain records of all contract owner transactions. The Company will (but only to the extent consistent with applicable law) take all steps necessary and appropriate to provide the Fund with any requested information about Contract owners and their accounts in the event that the Fund shall request such information due to an inquiry or investigation by any law enforcement, regulatory, or administrative authority. To the extent permitted by applicable law and regulations, the Company will notify the Fund of any concerns that the Company may have in connection with any Contract owners in the context of relevant anti-money laundering laws or regulations.
12.9 The Fund agrees to consult with the Company concerning whether any Portfolio of the Fund qualifies to provide a foreign tax credit pursuant to Section 853 of the Code.
12.10 The Fund, Distributor and Advisor will use reasonable best efforts to prevent the Fund from engaging, directly or indirectly, in a transaction that, as of the date the Fund enters into a binding contract to engage in such transaction, is a "listed transaction" as defined in Treas. Regs. § 1.6011-4(b)(2) or successor provision (a "Listed Transaction"). If the Fund Distributor or Advisor reasonably determines that the Fund has engaged in a Listed Transaction, it will (i) provide the Company with prompt notice thereof and (ii) with respect to any such transaction, the Fund will provide the Company, upon the Company's request, (A) with all information relating to such Listed Transaction which the Company would need in order to comply with its disclosure obligations under the Code and applicable regulations and state laws. In addition, the Fund will promptly notify the Company if the Fund must file (or has filed) Form 8886 ("Reportable Transaction Disclosure Statement"), or successor form.
IN WITNESS WHEREOF, each of the parties hereto has caused this agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.
Company:
HORACE MANN LIFE INSURANCE COMPANY
By its authorized officer:
By: /s/ Bret Benham
Name: Bret L. Benham Title: Executive Vice President
Date:

Fund:
LEGG MASON PARTNERS VARIABLE EQUITY TRUST
By its authorized officer:
By: /s/ Jane Trust
Name: Jane Trust Title: President & CEO – Mutual Fund Boards
Date: 4/23/2019
Fund:
LEGG MASON PARTNERS VARIABLE INCOME TRUST
By its authorized officer:
By: /s/ Jane Trust
Name: Jane Trust Title: President & CEO – Mutual Fund Boards
Date: 4/23/2019
Distributor:
LEGG MASON INVESTOR SERVICES, LLC
By its authorized officer:
By: /s/ Michael P. Mattera
Name: Michael P. Mattera Title: Managing Director
Date: 4/23/2019

SCHEDULE A
SEPARATE ACCOUNTS AND ASSOCIATED PRODCUTS
Separate Accounts	Products
Horace Mann Life Insurance Company Separate Account	Annuity Alternatives
Annuity Alternatives 2
Maximum Solutions
New Solutions
Single Premium
Variable Solutions
Maximum Solutions II
Variable Solutions II
Goal Planning Annuity
Personal Retirement Planner Qualified Personal Retirement Planner Non-Qualified
Horace Mann Life Insurance Company Qualified Group Annuity Separate Account	Qualified Variable Deferred Group Annuity Contract
Retirement Protector

SCHEDULE B
PORTFOLIOS AVAILABLE UNDER THE CONTRACTS
Legg Mason Partners Variable Equity Trust
ClearBridge Variable Small Cad Growth Portfolio Class

SECOND AMENDMENT TO FUND PARTICIPATION AGREEMENT
This instrument (the "Amendment") amends that certain Fund Participation Agreement entered into as of the 1st day of May, 2004, as amended (the "Agreement"), among Horace Mann Life Insurance Company, MBSC Securities Corporation (formerly known as Dreyfus Service Corporation), Dreyfus Investment Portfolios: MidCap Stock Portfolio and Dreyfus Investment Portfolios: Small Cap Stock Index Portfolio. Defined terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
WHEREAS, the parties wish to amend the Agreement as set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants contained in the Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.	Dreyfus Variable Investment Fund: International Equity Portfolio, Initial Shares, is added as a party to the Agreement.
.	Exhibit A to the Agreement is hereby deleted in its entirety and replaced with the Exhibit A attached hereto.
3.	All references to National Association of Securities Dealers, Inc. in the Agreement are deleted and replaced with Financial Industry Regulatory Authority, Inc.
4.	Sections 4.4 and 4.5 of Article IV to the Agreement are hereby deleted in their entirety and replaced with the following:
4.4 MBSC Securities Corporation agrees to make available to Insurance Company a list of the states or other jurisdictions in which Shares are registered for sale or are otherwise qualified for sale, which may be revised from time to time. Insurance Company will make offers of Shares to Contractholders only in those states, and will ensure that Insurance Company (including its associated persons) is appropriately licensed and qualified to offer and sell Shares in any state or other jurisdiction that requires such licensing or qualification in connection with Insurance Company's activities.
4.5 Insurance Company will provide to each Participating Fund at least one copy of all registration statements, prospectuses, financial reports, proxy statements, applications for exemptions and requests for no-action letters, and all amendments to any of the above, that relate to its Contracts or the Separate Account.
4.6 Insurance Company will provide Participating Funds on a semi-annual basis, or more frequently as reasonably requested by the Participating Funds, with a current tabulation of the number of its existing Contractholders whose Contract values are invested in each Participating Fund. This tabulation will be sent to Participating Funds in the form of a letter signed by a duly authorized officer of Insurance Company attesting to the accuracy of the information contained in the letter.
4.7 Each Participating Fund hereby notifies Insurance Company that disclosure regarding potential risks of mixed and shared funding may be appropriate in the prospectus for the Contracts.

5. Article VI to the Agreement is hereby deleted an replaced with the following:
6.1 Insurance Company has reviewed a copy of (i) Investment Company Act Rel. No. IC-16090 (Oct 28, 1987) and Investment Company Act Rel. No. IC-22925 (Dec. 4, 1997 and the Orders issued by the Commission related thereto with respect to Dreyfus Variable Investment Fund and (ii) Investment Company Act Rel. IC-229996 (Jan. 9, 1998) and the Order issued by the Commission related thereto with respect to Dreyfus Investment Portfolios, and, in particular, has reviewed the conditions to the relief set forth in each such Notice (the “Conditions”). As set forth therein, if Dreyfus Variable Investment Fund or Dreyfus Investment Portfolios, respectiviely, is a Participating Fund, Insurance Company agrees, as applicable, to report any potential or existing conflicts promptly to the respective Board of Dreyfus Variable Investment Fund and/or Dreyfus Investment Portfolios, including whenever contract voting instructions are disregarded, and recognizes that it will be responsible for assisting each applicable Board in carrying out the Board’s responsibilities in accordance with the Conditions by providing the Board with all information reasonably necessary for the Board to consider any issues raised. Insurance Company agrees to carry out such responsibilities with a view only to the interests of Contractholders.
6.2 If a majority of the Board, or a majority of Disinterested Board Members, determines that a material irreconcilable conflict exists with regard to Contractholder investments in a Participating Fund, the Board shall give prompt notice of the material irreconcilable conflict and its implications to all Participating Companies and any other Participating Fund. If the Board determines that Insurance Company is a Participating Company for which such conflict is relevant, Insurance Company shall, at its expense and to the extent reasonably practicable (as determined by a majority of the Disinterested Board Members), take whatever steps are necessary to eliminate the irreconcilable material conflict, including:
a.	withdrawing the assets allocable to some or all of the Separate Accounts (as applicable) from the Participating Fund and reinvesting such assets in another Participating Fund (if applicable ) or a different investment medium, or submitting the question or whether such segregation should be implemented to a vote of all affected Contractholders and, as appropriate, segregating the assets of any appropriate group (e.g., variable annuity Contractholders or variable life insurance Contractholders of the Insurance Company) that votes in favor or such segregation, or offering to the affected Contractholders the option of making such a change; and
b.	establishing a new registered management investment company or managed separate account.
The foregoing responsibility of Insurance Company will be carried out with a view only to the interest of Contractholders.
6.3	If a material irreconcilable conflict arises as a result of a decision by Insurance Company to disregard Contractholder voting instructions and such decision represents a minority position or would preclude a majority vote by all Contractholders having an interest in a Participating Fund, Insurance Company may be required, at the Participating Fund's election, to withdraw the investments of the Separate Account in the Participating Fund, without any charge or penalty as a result of such withdrawal.
6.4	For the purpose of this Article VI, a majority of the Disinterested Board Members shall determine whether or not any proposed action adequately remedies any irreconcilable material conflict, but in no event will any Participating Fund or Dreyfus be r fired to establish, or to bear the costs of establishing, a new twiding medium for any Contract. Insurance Company shall not be required by this Article VI to establish a new funding medium for any Contract if an offer to do so has been declined by vote of a majority of the Contractholders materially and adversely affected by the irreconcilable material conflict.
6.5	No action by Insurance Company taken or omitted, and no action by the Separate Account or any Participating Fund taken or omitted as a result of any act or failure to act by Insurance Company pursuant to this Article VI, shall relieve Insurance Company of its obligations under, or otherwise affect the operation of, Article V.
6.6	If and to the extent Rule 6e-2 and Rule 6e-3(T) under the Act are amended, or if Rule 6e-3 is adopted, to provide exemptive relief from any provision of the Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the respective Orders, then the Participating Funds, and/or the Insurance Company, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.
6.7	Insurance Company shall at least annually (or more frequently if deemed by appropriate by the Board) submit to the Board of each Participating Fund such reports, materials or data as a Board may reasonably request so that the Board may fully carry out obligations imposed upon it by the Conditions.
6. Article IX to the Agreement is hereby amended by deleting the phrase "Each Participating Fund and Dreyfus severally agree to indemnify" from the beginning of the first sentence of Section 9.2 and replacing it with the following phrase "Each Participating Fund and MBSC Securities Corporation severally agree to indemnify."
7. Section 12.1 of Article XII to the Agreement is hereby amended by deleting the addresses for notice to be given to the Participating Funds in their entirety and replacing them as follows:
Participating Funds:    [Name of Participating Fund]
c/o The Dreyfus Corporation
240 Greenwich Street, 18th Floor
New York, New York 10286
Attn: General Counsel
with copies to:    Proskauer Rose LLP
Eleven Times Square
New York, New York 10036
Attn: David Stephens, Esq.
8. The following Article XVI shall be added to the Agreement after Article XV:
ARTICLE XVI
SHAREHOLDER INFORMATION AND IMPOSITION OF TRADNG RESTRICTIONS
16.1 Insurance Company agrees to provide promptly, but not later than ten Business Days, to the Participating Fund, upon Written request, the taxpayer identification number ("TIN"), the Individual/International Taxpayer Identification Number ("ITIN") or other government-issued identifier ("GII"), if known, of any or all Contractholder(s) who have purchased, redeemed, transferred or exchanged Shares held through a Separate Account with Insurance Company during the period covered by the request and the amount, date, name or other identifier of any investment professional(s) associated with the Contractholder(s) or the Separate Account (if known), and transaction type (purchase, redemption, transfer or exchange) of every purchase, redemption, transfer or exchange of Shares. To the extent practicable, the format for any transaction information provided to the Participating Fund should be consistent with the National Securities Clearing Corporation Standardized Data Reporting Format.
16.2 Requests must set forth a specific period, not to exceed ninety days from the date of the request, for which transaction information is sought. The Participating Fund may request transaction data older than ninety days from the date of the request as it deems necessary to investigate compliance with policies established by the Participating Fund for the purpose of eliminating or reducing dilution to the value of the outstanding Shares issued by the Participating Fund.
16.3 Insurance Company agrees to use best efforts to determine, promptly upon request of the Participating Fund, but not later than ten days, whether any person that holds Shares through Insurance Company or its Separate Account is an "indirect intermediary" as defined in Rule 22c-2 under the 1940 Act (an "Indirect Intermediary"), and upon further request of the Participating Fund, (i) provide or arrange to have provided the information set forth in Section 5.1 of this Article V regarding Contractholders who hold an account with an Indirect Intermediary; or (ii) restrict or prohibit the Indirect Intermediary from purchasing Shares on behalf of itself or other persons. Insurance Company agrees to inform the Participating Fund whether Insurance Company plans to perform (i) or (ii).
16.4 MBSC Securities Corporation agrees not to use the information received under this Article V for marketing or any other similar purpose without the prior Written consent of Insurance Company.
16.5 Insurance Company agrees to execute Written instructions from the Participating Fund to restrict or prohibit further purchases or exchanges of Shares by a Contractholder who has been identified by the Participating Fund as having engaged in frequent trading of Shares (directly or indirectly through a Separate Account) as defined in the Prospectus.
16.6 Instructions provided to Insurance Company will include the TIN, ITIN or GII, if known, and the specific restriction(s) to be executed. If the TIN, ITIN or GII is not known, the instructions will include an equivalent identifying number of the Contractholder(s) or account(s) or other agreed-upon information to which the instructions relate.
16.7 Insurance Company must provide Written confirmation to the Participating Fund that instructions have been executed. Insurance Company agrees to provide the confirmation as soon as reasonably practicable, but not later than ten Business Days after the instructions have been executed.
16.8 For purposes of this Article XVI only,
a.	"Written" communications include electronic communications and facsimile transmissions; and
b.	"Participating Fund" does not include any "excepted funds" as defined in Rule 22c-2(b) under the 1940 Act; and
c.	"Contractholder" shall include, as applicable, (i) the beneficial owner of Shares, whether the Shares are held directly by Contractholder or by Insurance Company in nominee name; (ii) a Separate

Account unit holder, notwithstanding that the Separate Account may be deemed to be the beneficial owner of Shares; or (iii) the holder of interests in a Participating Fund underlying a variable annuity or variable life insurance contract.
9. The following Article XVII shall be added to the Agreement after Article XVI:
ARTICLE XVII
ANTI-MONEY LAUNDERING PROGRAM PROCEDURES
17.1 Insurance Company represents and warrants that it has adopted policies and procedures to comply with all anti-money laundering, customer identification, suspicious activity, currency transaction reporting and similar laws and regulations including the Bank Secrecy Act, as amended by the Uniting and Strengthening America by Providing Appropriate Tools to Intercept and Obstruct Terrorism Act of 2001 ("USA PATRIOT Act"), and the regulations thereunder, and those relating to Contractholder identification and verification, as applicable, and Financial Industry Regulatory Authority, Inc. rules governing its members, as applicable. Insurance Company also represents and warrants that it will not purchase or sell Shares on behalf of any person on the list of Specially Designated Nationals and Blocked Persons maintained by the Office of Foreign Assets Control ("OFAC"), or other similar governmental lists, or in contravention of any OFAC maintained sanctions program. Insurance Company agrees to share information with each Participating Fund and Dreyfus for purposes of ascertaining whether a suspicious activity report ("SAR") is warranted with respect to any suspicious transaction involving Shares, provided that neither Insurance Company nor the Participating Fund is the subject of the SAR to the extent required or permitted by law.
10. The following Article XVIII shall be added to the Agreement after Article XVII:
ARTICLE XVIII
PRIVACY
18.1 Each party agrees to comply with all applicable state and federal laws and regulations relating to consumer privacy and data security. Pursuant to Regulation S-P promulgated by the Commission under the Gramm-Leach-Bliley Act ("Reg. S-P"), Insurance Company agrees to deliver the Participating Funds' then current consumer privacy notice to any customer who purchases Shares from or through Insurance Company, at or prior to the time of the initial purchase, if the Contractholder would be considered a "consumer" or "customer" (each as defined in Reg. S-P) of the Participating Funds.
11. The following Article XIX shall be added to the Agreement after Article XVIII:
ARTICLE XIX
LATE TRADING PROCEDURES
19.1 Insurance Company represents that it has adopted, and will at all times during the term of the Agreement maintain, reasonable and appropriate procedures designed to ensure that any and all orders to purchase, redeem, transfer or exchange Shares received by Insurance Company from Contractholders treated as received prior to the close of trading (the "Close of Trading") on the New York Stock Exchange (the "NYSE") (usually 4:00 p.m., Eastern Time) on a day the NYSE is open for business (a "Business

Day") are received by Insurance Company prior to the Close of Trading on such Business Day and are not modified after the Close of Trading and that all such orders received, but not rescinded, by the Close of Trading are communicated to Dreyfus or its designee for that Business Day. Each transmission of Share orders by Insurance Company shall constitute a representation that such orders are accurate and complete and are as received by Insurance Company by the Close of Trading on the Business Day for which the orders are to be priced and that such transmission includes all Share orders received from customers, but not rescinded, by the Close of Trading.
12. The effective date of this Amendment shall be May 1, 2019.
13. All other terms and provisions of the Agreement not amended shall hereby remain in full force and effect. In addition, this Amendment replaces and supersedes the terms of that certain 2006 Supplemental Agreement entered into as of December 1, 2006 among Insurance Company and MBSC Securities Corporation, on its behalf, and/or on behalf of one or more of the Funds for which it serves as primary underwriter (the "2006 Supplemental Agreement"), and any other agreement between the parties with respect to the provisions covered under the 2006 Supplemental Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereto.
14. This Amendment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same Amendment.
IN WITNESS WHEREOF, this Amendment has been executed by a duly authorized officer of each of the undersigned below.
[Signature Page Follows]

HORACE MANN LIFE INSURANCE COMPANY	MBSC SECURITIES CORPORATION
By: /s/ Bret Benham	By: /s/ Chris Stallone
Name: Bret Benham	Name: Chris Stallone
Title: Executive Vice President	Title: Senior Vice President
Date:	Date: 4/24/19

ON BEHALF OF THOSE FUNDS LISTED ABOVE AS PARTIES TO THE AGREEMENT
By: /s/ Bradley J Skapyak
Name: Bradley J Skapyak
Title: President
Date: 4/25/19

EXHIBIT A
LIST OF PARTICIPATING FUNDS
Fund and Portfolio Name	Share Class
Dreyfus Investment Portfolios:
Midcap Stock Portfolio	Service Shares
Small Cap Stock Index Portfolio	Service Shares

Dreyfus Variable Investment Fund:
International Equity Portfolio	Initial Shares

JANUS ASPEN SERIES
FUND PARTICIPATION AGREEMENT
(Institutional Shares)
THIS AGREEMENT is made this 2nd day of April, 2019 between JANUS ASPEN SERIES, an open-end management investment company organized as a Delaware statutory trust (the "Trust"), and Horace Mann Life Insurance Company, a life insurance company organized under the laws of the State of Illinois (the "Company"), on its own behalf and on behalf of each segregated asset account of the Company set forth on Schedule A, as may be amended from time to time (the "Accounts").
W I T N E S S E T H:
WHEREAS, the Trust has registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the beneficial interest in the Trust is divided into several series of shares, each series representing an interest in a particular managed portfolio of securities and other assets (the "Portfolios"); and
WHEREAS, the Trust has registered the offer and sale of a class of shares designated the Institutional Shares ("Shares") of each of its Portfolios under the Securities Act of 1933, as amended (the "1933 Act"); and
WHEREAS, the Trust desires to act as an investment vehicle for separate accounts established for variable life insurance policies and variable annuity contracts to be offered by insurance companies that have entered into participation agreements with the Trust (the "Participating Insurance Companies"); and
WHEREAS, the Trust has received an order from the Securities and Exchange Commission granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Exemptive Order"); and
WHEREAS, the Company has registered or will register (unless registration is not required under applicable law) certain variable life insurance policies and/or variable annuity contracts under the 1933 Act (the "Contracts"); and
WHEREAS, the Company has registered or will register each Account as a unit investment trust under the 1940 Act; and
WHEREAS, the Company desires to utilize the Shares of one or more Portfolios as an investment vehicle of the Accounts;
NOW, THEREFORE, in consideration of their mutual promises, the parties agree as follows:

ARTICLE I
Sale of Trust Shares
1.1    The Trust shall make Shares of its Portfolios listed on Schedule B available to the Accounts at the net asset value next computed after receipt of such purchase order by the Trust (or its agent), as established in accordance with the provisions of the then current prospectus of the Trust. Shares of a particular Portfolio of the Trust shall be ordered in such quantities and at such times as determined by the Company to be necessary to meet the requirements of the Contracts. The Trustees of the Trust (the "Trustees") may refuse to sell Shares of any Portfolio to any person, or suspend or terminate the offering of Shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Trustees acting in good faith and in light of their fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Portfolio. With respect to payment of purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall remit gross purchase and sale orders with respect to each Portfolio and shall transmit one net payment per Portfolio in accordance with the provisions of this Article I.
1.2    The Trust will redeem any full or fractional Shares of any Portfolio when requested by the Company on behalf of an Account at the net asset value next computed after receipt by the Trust (or its agent) of the request for redemption, as established in accordance with the provisions of the then current prospectus of the Trust. The Trust shall make payment for such Shares in the manner established from time to time by the Trust, but in no event shall payment be delayed for a greater period than is peimitted by the 1940 Act.
1.3    For the purposes of Sections 1.1 and 1.2, the Trust hereby appoints the Company as its agent for the limited purpose of receiving and accepting purchase and redemption orders resulting from investment in and payments under the Contracts. Receipt by the Company shall constitute receipt by the Trust provided that (i) such orders are received by the Company in good order prior to the time the net asset value of each Portfolio is priced in accordance with its prospectus and (ii) the Trust receives notice of such orders by 9:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the Securities and Exchange Commission.
1.4     Purchase orders that are transmitted to the Trust in accordance with Section 1.3 shall be paid for no later than 12:00 p.m. New York time on the same Business Day that the Trust receives notice of the order. Payments shall be made in federal funds transmitted by wire.
1.5     Issuance and transfer of the Trust's Shares will be by book entry only. Stock certificates will not be issued to the Company or the Account. Shares ordered from the Trust will be recorded in the appropriate title for each Account or the appropriate subaccount of each Account.
1.6    The Trust shall furnish prompt notice to the Company of any income dividends or capital gain distributions payable on the Trust's Shares. The Company hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's Shares in additional Shares of that Portfolio. The Trust shall notify the Company of the number of Shares so issued as payment of such dividends and distributions.
1.7    The Trust shall make the net asset value per Share for each Portfolio available to the Company on a daily basis as soon as reasonably practical after the net asset value per Share is calculated. The Trust will make its best effort to provide the net asset value to the Company not later than 6 p.m. Central Time. If the

Trust provides the Company with materially incorrect share net asset value information, the Trust shall make an adjustment to the number of shares purchased or redeemed for the Accounts to reflect the correct net asset value per share. The Trust shall make the detelinination as to whether an error in net asset value has occurred and is a material error in accordance with its own internal policies, which are consistent with SEC materiality guidelines. Any material error in the calculation or reporting of net asset value per share, dividend or capital gains information shall be reported promptly upon discovery to the Company.
1.8    The Trust agrees that its Shares will be offered and sold only to (a) Participating Insurance Companies and their separate accounts and (b) certain qualified pension and retirement plans to the extent permitted by the Exemptive Order. The Trust and the Company agree that no Shares of any Portfolio will be sold directly to the general public. The Company further agrees that Trust Shares will be used only for the purposes of funding the Contracts and Accounts listed in Schedule A, as amended from time to time.
1.9    The Trust agrees that all Participating Insurance Companies shall have the obligations and responsibilities regarding pass-through voting and conflicts of interest corresponding to those contained in Section 2.8 and Article IV of this Agreement.
1.10     (a)     All orders accepted by the Company shall be subject to the terms of the then current prospectus of each Portfolio, including without limitation, policies regarding excessive trading. The Company shall use its best efforts, and shall reasonably cooperate with, the Trust to enforce stated prospectus policies regarding transactions in Shares, particularly those related to excessive trading and short-term trading. The Company acknowledges that orders accepted by it in violation of the Trust's stated policies may be subsequently revoked or cancelled by the Trust and that the Trust shall not be responsible for any losses incurred by the Company or Contract or Account as a result of such cancellation. The Trust or its agent shall notify the Company of such cancellation prior to 12:00 p.m. New York time on the next Business Day after any such cancellation.
(b)    The Company acknowledges and agrees that all orders for Shares are subject to acceptance or rejection by the Trust in its sole discretion and the Trust may, in its discretion and without notice, suspend or withdraw the sale of Shares of any Fund, including the sale of such Shares to the Company for the account of any Contract owner. In addition, the Company acknowledges that the Trust has the right to refuse any purchase order for any reason, particularly if the Trust determines that a Portfolio would be unable to invest the money effectively in accordance with its investment policies or would otherwise be adversely affected due to the size of the transaction, frequency of trading by the account or other factors.
1.11     The Company certifies that it is following all relevant rules and regulations, as well as internal policies and procedures, regarding "forward pricing" and the handling of mutual fund orders on a timely basis. As evidence of its compliance, the Company shall:
(a)    permit the Trust or its agent to audit its operations, as well as any books and records preserved in connection with its provision of services under this Agreement; or
(b)     provide the Trust with the results of a Financial Interntediary Controls and Compliance Assessment (FICCA), a Statement on Standards for Attestation Engagements No. 16 ("SSAE-16") review, or similar report of independent auditors upon request; or
(c)     provide, upon request, certification to the Trust that it is following all relevant rules, regulations, and internal policies and procedures regarding "forward pricing" and the handling of mutual fund orders on a timely basis.

ARTICLE II
Obligations of the Parties
2.1    The Trust shall prepare and be responsible for filing with the Securities and Exchange Commission and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional infointation of the Trust. The Trust shall bear the costs of registration and qualification of its shares, preparation and filing of the documents listed in this Section 2.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.
2.2    At the option of the Company, the Trust shall either (a) provide the Company (at the Company's expense) with as many copies of the Trust's Shares' current prospectus, annual report, semi-annual report and other shareholder communications, including any amendments or supplements to any of the foregoing, as the Company shall reasonably request; or (b) provide the Company with a camera ready copy of such documents in a form suitable for printing. The Trust shall provide the Company with a copy of the Shares' statement of additional information in a form suitable for duplication by the Company. The Trust (at its expense) shall provide the Company with copies of any Trust-sponsored proxy materials in such quantity as the Company shall reasonably require for distribution to Contract owners.
2.3    (a) If the Company elects to print shareholder communications pursuant to
2.2    (b) above, the Company shall bear the costs of printing the Trust's Shares' prospectus, shareholder reports and other shareholder communications to owners of and applicants for policies for which Shares of the Trust are serving or are to serve as an investment vehicle, as well as the statement of additional information. The Company shall bear the costs of distributing such prospectuses, statements of additional information, shareholder reports and other shareholder communications to policy owners and applicants. The Company shall bear the costs of distributing proxy materials (or similar materials such as voting solicitation instructions) to Contract owners. The Company assumes sole responsibility for ensuring that such materials are delivered to Contract owners in accordance with applicable federal and state securities laws.
(b) If the Company elects to include any materials provided by the Trust, specifically prospectuses, statements of additional information, shareholder reports and proxy materials, on its web site or in any other computer or electronic format, the Company assumes sole responsibility for maintaining such materials in the form provided by the Trust and for promptly replacing such materials with all updates provided by the Trust.
2.4    The Company agrees and acknowledges that Janus International Holding LLC ("Janus Holding") or its affiliate is the sole owner of the name and mark "Janus," All references contained in this Agreement to "the name or mark 'Janus' and/or "Janus Henderson"' shall include but not be limited to the Janus Henderson logo, the website wwwjanushenderson.com and any and all electronic links relating to such website. Neither the Company, nor its affiliates, employees, or agents shall, without prior written consent of Janus Holding, use the name or mark "Janus" and/or "Janus Henderson," including any derivations thereof, or make representations regarding the Trust, Janus Holding, or their affiliates, or any products or services sponsored, managed, advised, or administered by the Trust, Janus Holding, or their affiliates, except those contained in the then-current Prospectus and the then-current printed sales literature for the Shares of the Portfolios. The Company will make no use of the name or mark "Janus" and/or "Janus Henderson," including any derivations thereof, except as expressly provided in this Agreement or expressly authorized by Janus Holding in writing. All goodwill associated with the name and mark "Janus" and/or "Janus Henderson," including any derivations thereof, shall inure to the benefit of Janus Holding or its affiliate. Upon termination of this Agreement for any reason, the Company shall immediately cease any and all use of any Janus and/or Janus Henderson mark(s).
2.5    The Company shall furnish, or cause to be furnished, to the Trust or its designee, a copy of each Contract prospectus or statement of additional information in which the Trust or its investment adviser is named prior to the filing of such document with the Securities and Exchange Commission. The Company shall furnish, or shall cause to be furnished, to the Trust or its designee, each piece of sales literature or other promotional material in which the Trust or its investment adviser is named, at least fifteen (15) Business Days prior to its use. No such material shall be used if the Trust or its designee reasonably objects to such use within fifteen (15) Business Days after receipt of such material.
2.6    The Company shall not give any information or make any representations or statements on behalf of the Trust or concerning the Trust or its investment adviser in connection with the sale of the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Trust Shares (as such registration statement and prospectus may be amended or supplemented from time to time), reports of the Trust, Trust-sponsored proxy statements, or in sales literature or other promotional material approved by the Trust or its designee, except as required by legal process or regulatory authorities or with the written permission of the Trust or its designee.
2.7    The Trust shall not give any information or make any representations or statements on behalf of the Company or concerning the Company, the Accounts or the Contracts other than information or representations contained in and accurately derived from the registration statement or prospectus for the Contracts (as such registration statement and prospectus may be amended or supplemented from time to time), or in materials approved by the Company for distribution including sales literature or other promotional materials, except as required by legal process or regulatory authorities or with the written permission of the Company.
2.8    So long as, and to the extent that the Securities and Exchange Commission interprets the 1940 Act to require pass-through voting privileges for variable policy owners, the Company will provide pass-through voting privileges to owners of policies whose cash values are invested, through the Accounts, in shares of the Trust. The Trust shall require all Participating Insurance Companies to calculate voting privileges in the same manner and the Company shall be responsible for assuring that the Accounts calculate voting privileges in the manner established by the Trust. With respect to each Account, the Company will vote Shares of the Trust held by the Account and for which no timely voting instructions from policy owners are received as well as Shares it owns that are held by that Account, in the same proportion as those Shares for which voting instructions are received. The Company and its agents will in no way recommend or oppose or interfere with the solicitation of proxies for Trust shares held by Contract owners without the prior written consent of the Trust, which consent may be withheld in the Trust's sole discretion.
2.9    The Company has determined that the investment restrictions set forth in the current Trust prospectus are sufficient to comply with all investment restrictions under state insurance laws that are currently applicable to the Portfolios as a result of the Accounts' investment therein. The Company shall notify the Trust of any additional applicable state insurance laws that restrict the Portfolios' investments, or otherwise affect the operation of the Trust after the date of this Agreement.

ARTICLE III
Representations and Warranties
3.1    The Company represents and warrants that:
(a)     it is an insurance company duly organized and in good standing under the laws of the State of Illinois and that it has legally and validly established each Account as a segregated asset account under such law on the date set forth in Schedule A;
(b)     each Account has been registered or, prior to any issuance or sale of the Contracts, will be registered as a unit investment trust in accordance with the provisions of the 1940 Act;
(c)     the Contracts or interests in the Accounts (1) are or, prior to issuance, will be registered as securities under the 1933 Act or, alternatively (2) are not registered because they are properly exempt from registration under the 1933 Act or will be offered exclusively in transactions that are properly exempt from registration under the 1933 Act. The Company further represents and warrants that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws; and the sale of the Contracts shall comply in all material respects with state insurance suitability requirements;
(d)     it is, and shall carry out its activities under this Agreement, in compliance with all applicable anti-money laundering laws, rules and regulations including, but not limited to, the U.S.A. PATRIOT Act of 2001, P.L. 107-56 (Oct. 26, 2011). The Company further represents that it has policies and procedures in place to detect money laundering and terrorist financing, including as applicable the verification of identification, performing OFAC (Office of Foreign Assets Control) screening(s), and reporting of suspicious activity for beneficial owners; and
(e)     The Company to Select Alternative A or B
☒  A.     The Company is a "financial intermediary" as defined by SEC Rule 22c-2 of the 1940 Act ("The Rule"), and has entered into an appropriate agreement with the Trust or one of its affiliates pursuant to the requirements of The Rule.
[ ]  B.     The Company is not a "financial intermediary" as defined by The Rule at the time this Agreement is entered into, and shall: (i) immediately notify the Trust upon determining that it has become a "financial intermediary"; and (ii) take steps to comply with the requirement to enter into an appropriate agreement with the Trust upon a determination that it has become a financial intermediary.
3.2     The Trust represents and warrants that:
(a)     it is duly organized and validly existing under the laws of the State of Delaware;
(b)     the Trust Shares offered and sold pursuant to this Agreement will be registered under the 1933 Act and the Trust shall be registered under the 1940 Act prior to any issuance or sale of such Shares. The Trust shall amend its registration statement under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify its Shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by the Trust; and

(c)     the investments of each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Internal Revenue Code of 1986, as amended, and the rules and regulations thereunder.
ARTICLE IV
Potential Conflicts
4.1    The parties acknowledge that the Trust's shares may be made available for investment to other Participating Insurance Companies. In such event, the Trustees will monitor the Trust for the existence of any material irreconcilable conflict between the interests of the contract owners of all Participating Insurance Companies. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners; or (f) a decision by an insurer to disregard the voting instructions of contract owners. The Trustees shall promptly inform the Company if they determine that an irreconcilable material conflict exists and the implications thereof.
4.2    The Company agrees to promptly report any potential or existing conflicts of which it is aware to the Trustees. The Company will assist the Trustees in carrying out their responsibilities under the Exemptive Order by providing the Trustees with all information reasonably necessary for the Trustees to consider any issues raised including, but not limited to, information as to a decision by the Company to disregard Contract owner voting instructions.
4.3    If it is determined by a majority of the Trustees, or a majority of its disinterested Trustees, that a material irreconcilable conflict exists that affects the interests of Contract owners, the Company shall, in cooperation with other Participating Insurance Companies whose contract owners are also affected, at its expense and to the extent reasonably practicable (as determined by the Trustees) take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, which steps could include: (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another Portfolio of the Trust, or submitting the question of whether or not such segregation should be implemented to a vote of all affected Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account.
4.4    If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.
4.5    If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected Account's investment in the Trust and terminate this Agreement with respect to such Account within six (6) months after the Trustees inform the Company in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested Trustees. Until the end of such six (6) month period, the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of Shares of the Trust.
4.6    For purposes of Sections 4.3 through 4.6 of this Agreement, a majority of the disinterested Trustees shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Company be required to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contract owners materially adversely affected by the irreconcilable material conflict. In the event that the Trustees determine that any proposed action does not adequately remedy any irreconcilable material conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Trustees inform the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the disinterested Trustees.
4.7    The Company shall at least annually submit to the Trustees such reports, materials or data as the Trustees may reasonably request so that the Trustees may fully carry out the duties imposed upon them by the Exemptive Order, and said reports, materials and data shall be submitted more frequently if deemed appropriate by the Trustees.
4.8    If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Exemptive Order) on terms and conditions materially different from those contained in the Exemptive Order, then the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable.
ARTICLE V
Indemnification
5.1    Indemnification By the Company. The Company agrees to indemnify and hold harmless the Trust and each of its Trustees, officers, employees and agents and each person, if any, who controls the Trust within the meaning of Section 15 of the 1933 Act (collectively, the "Trust Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the indemnified party) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Trust Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:
(a)     arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in a registration statement or prospectus for the Contracts or in the Contracts themselves or in sales literature for the Trust generated or approved by the Company on behalf of the Contracts or Accounts (or any amendment or supplement to any of the foregoing) (collectively, the "Company Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Trust Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Company by or on behalf of the Trust for use in Company Documents or otherwise for use in connection with the sale of the Contracts or the Shares; or
(b)     arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the Trust Documents as defined in Section 5.2(a)) or wrongful conduct of the Company or persons under its control, with respect to the sale or acquisition of the Contracts or the Shares; or
(c)     arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in the Trust Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information furnished to the Trust by or on behalf of the Company; or
(d)     arise out of or result from any failure by the Company to provide the services or furnish the materials required under the terms of this Agreement; or
(e)     arise out of or result from any material breach of any representationand/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company.
5.2    Indemnification By the Trust. The Trust agrees to indemnify and hold harmless the Company and each of its directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act (collectively, the "Company Indemnified Parties" for purposes of this Article V) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of the indemnified party) or expenses (including the reasonable costs of investigating or defending any alleged loss, claim, damage, liability or expense and reasonable legal counsel fees incurred in connection therewith) (collectively, "Losses"), to which the Company Indemnified Parties may become subject under any statute or regulation, or at common law or otherwise, insofar as such Losses:
(a)     arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus for the Trust (or any amendment or supplement thereto), (collectively, the "Trust Documents" for the purposes of this Article V), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this indemnity shall not apply as to any Company Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and was accurately derived from written information furnished to the Trust by or on behalf of the Company for use in the Trust Documents or otherwise for use in connection with the sale of the Contracts or the Shares; or
(b)     arise out of or result from statements or representations (other than statements or representations contained in and accurately derived from the Company Documents) or wrongful conduct of the Trust or persons under its control, with respect to the sale or acquisition of the Contracts or the Shares; or
(c)     arise out of or result from any untrue statement or alleged untrue statement of a material fact contained in the Company Documents or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission was made in reliance upon and accurately derived from written information :furnished to the Company by or on behalf of the Trust; or
(d)    arise out of or result from any failure by the Trust to provide the services or furnish the materials required under the terms of this Agreement; or
(e)     arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust.
5.3     Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any Losses incurred or assessed against an indemnified party that arise from such indemnified party's willful misfeasance, bad faith or negligence in the performance of such indemnified party's duties or by reason of such indemnified party's reckless disregard of obligations or duties under this Agreement.
5.4     Neither the Company nor the Trust shall be liable under the indemnification provisions of Sections 5.1 or 5.2, as applicable, with respect to any claim made against an indemnified party unless such indemnified party shall have notified the other party in writing within a reasonable time after the summons, or other first written notification, giving information of the nature of the claim shall have been served upon or otherwise received by such indemnified party (or after such indemnified party shall have received notice of service upon or other notification to any designated agent), but failure to notify the party against whom indemnification is sought of any such claim shall not relieve that party from any liability which it may have to the indemnified party in the absence of Sections 5.1 and 5.2.
5.5    In case any such action is brought against the indemnified parties, the indemnifying party shall be entitled to participate, at its own expense, in the defense of such action. The indemnifying party also shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to the party named in the action. After notice from the indemnifying party to the indemnified party of an election to assume such defense, the indemnified party shall bear the fees and expenses of any additional counsel retained by it, and the indemnifying party will not be liable to the indemnified party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.
ARTICLE VI
Termination

6.1    This Agreement may be terminated by either party for any reason by ninety (90) days advance written notice delivered to the other party.
6.2     Notwithstanding any termination of this Agreement, the Trust shall, at the option of the Company, continue to make available additional shares of the Trust (or any Portfolio) pursuant to the terms and conditions of this Agreement for all Contracts in effect on the effective date of teunination of this Agreement, provided that the Company continues to pay the costs set forth in Section 2.3.
6.3    The provisions of Article V shall survive the termination of this Agreement, and the provisions of Article IV and Section 2.8 shall survive the termination of this Agreement as long as Shares of the Trust are held on behalf of Contract owners in accordance with Section 6.2.
ARTICLE VII
Notices
Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing tothe other party.
If to the Trust:
Janus Aspen Series
151 Detroit Street
Denver, Colorado 80206
Attention: U.S. General Counsel
If to the Company:
Horace Mann Life Insurance Company
1 Horace Mann Plaza
Springfield, IL 62715
Attention: General Counsel
ARTICLE VIII
Miscellaneous
8.1    The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.
8.2    This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.
8.3    If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.
8.4    This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of State of Colorado.
8.5    The parties to this Agreement acknowledge and agree that all liabilities of the Trust arising, directly or indirectly, under this Agreement, of any and every nature whatsoever, shall be satisfied solely out of the assets of the Trust and that no Trustee, officer, agent or holder of shares of beneficial interest of the Trust shall be personally liable for any such liabilities.

8.6     Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the Securities and Exchange Commission, the Financial Industry Regulatory Authority and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.
8.7    The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.
8.8    The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.
8.9     Neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the prior written approval of the other party.
8.10     No provisions of this Agreement may be amended or modified in any =tiller except by a written agreement properly authorized and executed by both parties. Any delay in enforcing a party's rights under this Agreement, including the schedules to this Agreement, or any waiver as to a particular default or other matter shall not constitute a waiver of such party's rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.
IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Participation Agreement as of the date and year first above written.
JANUS ASPEN SERIES

By: /s/ Kathryn Santoro
Name: Kathryn Santoro Title: Vice President

HORACE MANN LIFE INSURANCE COMPANY

By: /s/ Bret Benham
Name: Bret Benham Title: Executive Vice President

Schedule A
Separate Accounts and Associated Contracts
Name of Separate Account	Contracts Funded By Separate Account
Horace Mann Life Insurance Company Separate Account (10-9-1965)	Annuity Alternatives
Annuity Alternatives 2
Maximum Solutions
Maximum Solutions II
New Solutions
Single Premium
Variable Solutions
Variable Solutions II
Goal Planning Annuity
Personal Retirement Planner
Horace Mann Life Insurance Company Qualified Group Annuity Separate Account (10-31-2006)	Qualified Variable Deferred Group Annuity Contract
Retirement Protector

Schedule B
List of Portfolios
Name of Portfolio
All Portfolios of Institutional Shares of Janus Aspen Series open to new investors (as set forth in the current prospectus of Janus Aspen Series).

MFS Investment Management
111 Huntington Avenue
Boston, Massachusetts 02199
T +1 617 954 5000
Horace Mann Life Insurance Co.
1 Horace Mann Plaza
Springfield, IL 62715
Re:	MFS Variable Insurance Trust II and MFS Variable Insurance Trust ICI (the "Trust")
Dear Mr. Sharpe:
The purpose of this Letter Agreement is to confirm certain financial arrangements between MFS Fund Distributors, Inc. ("MFD"), the underwriter to the Trust, and Horace Mann Life Insurance Co. (the "Company") in connection with the Company's investment in the Trust. Effective-May 1, 2019, MFD or its affiliates agree to pay an administrative services fee to the Company equal, on an annualized basis, 0.25% of the net assets of the Trust invested in the Service Class Shares of the MFS Mid Cap Value Portfolio and the MFS International Growth Portfolio that are attributable to variable life or variable annuity contracts ("Policies") offered by the Company or its affiliates, except that no fee shall be due or payable on assets held in any money market portfolio. Such fee shall be paid quarterly (on a calendar year basis) in arrears. Such fee shall continue to be due and payable for so long as Company provides the services contemplated hereunder with respect to Policies under which amounts are allocated to the Trust, provided, however, that no such fee shall be due and owing for any period subsequent to the termination of the Participation Agreement among the Trust, the Company and MFD dated May 1, 2015, as may be amended from time to time and provided, firther, that this Letter Agreement may be terminated by MFD upon 30 days advance written notice. Upon any such termination before the end of any calendar quarter, such fees will be prorated according to the proportion that the period bears to the full quarter and will be payable upon the date of termination. Administrative services are described in Schedule A attached to this Letter Agreement.
Please confirm your understanding of this arrangement by having the enclosed duplicate copy of this letter signed where indicated below by an appropriate officer of the Company and returning the executed duplicate to me.
Very truly yours,
MFS FUND DISTRIBUTORS, INC.
/s/Michael S. Keenan
Michael S. Keenan President
HORACE MANN LIFE INSURANCE COMPANY
By: /S/ Bret Benham
Title: EVP, Life & Retirement

SCHEDULE A
Horace Mann Life Insurance Co. will use the administrative services fee described in the attached letter agreement to pay for the following services. MFD's payment under the letter agreement does not constitute payment in any manner for investment advisory services or for costs of distribution of Policies or of shares of the Trust, and these payments are not otherwise related to investment advisory or distribution service or expenses. The amount of administrative expense payments made pursuant to this letter agreement will not be deemed to be conclusive with respect to actual administrative expenses or savings.
Administrative Services:
Maintain Books and Records
•	Record issuance and redemptions of shares
•	Record transfers (via net purchase orders)
•	Reconcile and balance the separate account at the Trust level in the general ledger, at various banks and within systems' interface
Communicate with the Trust
•	Purchase Orders
○	Determine the net amount available for investment by the Trust
○	Deposit receipts at the Trust's custodian (generally by wire transfer)
•	Redemption Orders
○	Determine the net amount required for redemptions by the Trust
○	Notify the Custodian and Trust of cash required to meet payments
•	Daily pricing
Process Distributions from the Trust
•	Process ordinary dividends and capital gains
•	Reinvest the Trust's distributions
Reports
•	Periodic information reporting to the Trust and its Board, upon request
Proxy Solicitations
•	Assist with proxy solicitations, specifically with respect to soliciting voting instructions from Policy owners
Trust-related Contractowner Services
•	Financial representative's advice to Policy owners with respect to Trust inquiries (not including advice about performance or related to sales)
•	Communicate information to Policy owners regarding Trust and subaccount performance
1037924

AMENDMENT NO. 2 TO
PARTICIPATION AGREEMENT
THIS AMENDMENT NO. 2 TO PARTICIPATION AGREEMENT (the "Amendment") dated March 7, 2019 by and among Putnam Variable Trust (the "Trust"), Putnam Retail Management Limited Partnership (f/k/a Putnam Retail Management, Inc.) (the "Underwriter") and Horace Mann Life Insurance Company (the "Company").
WHEREAS, the Trust, Underwriter and Company entered into that certain Participation Agreement dated as of August 1, 2000, as amended March 2, 2002 (the "Agreement"); Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Agreement; and
WHEREAS, the Trust, the Underwriter and the Company wish to amend Schedule B to the Agreement.
NOW, THEREFORE, in consideration of the mutual agreements herein contained, the Trust, the Underwriter and the Company hereby acknowledge and agree as follows:
1.	Schedule B to the Participation Agreement is hereby amended and restated in accordance with the Amended and Restated Schedule B attached hereto.
2.	Except as specifically amended hereby, all of the terms and conditions of the Agreement shall continue to be in full force and effect and shall be binding upon the parties in accordance with their respective terms.
IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers or authorized representatives as of the day and year first above written.
PUTNAM VARIABLE TRUST	PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
By: /s/ Michael Higgins	By: /s/ Mark L. Coneeney
Name: Michael Higgins Title: Fund Treasurer	Name: Mark L. Coneeney Title: Head of Rel. Management

HORACE MANN LIFE INSURANCE COMPANY
By: /s/ Bret Benham
Name: Bret Benham Title: EVP, Life & Retirement

AMENDED AND RESTATED SCHEDULE B
Authorized Fund(s)
Authorized Funds
All Putnam VT Funds Class IA